Exhibit 99.1

IMS Health Reports Second-Quarter 2016 Results and Raises Full-Year Guidance

  Revenue up 8.1 percent reported, 8.4 percent constant currency
  GAAP Net Income: $24 million; Adjusted Net Income: $139 million, up 10.7 percent reported and 15.7 percent constant currency
  GAAP Diluted Earnings per Share: $0.07; Adjusted Diluted Earnings per Share: $0.41, up 12.2 percent reported and 17.3 percent constant currency
  Adjusted EBITDA up 8.1 percent reported, 6.7 percent constant currency
  Full-year 2016 guidance raised

DANBURY, Conn.--(BUSINESS WIRE)--July 27, 2016--IMS Health Holdings, Inc. (“IMS Health”) (NYSE:IMS), a leading global provider of information and technology services to the healthcare and life sciences industries, today announced results for the quarter ended June 30, 2016.

Second-Quarter 2016 Operating Results

Revenue for the second quarter of $802 million increased 8.1 percent on a reported basis and 8.4 percent on a constant currency basis, compared with the second quarter of 2015.

Technology services revenue grew 13.8 percent in the second quarter on a reported basis and 14.3 percent on a constant currency basis versus the same period last year. Information offerings revenue was up 2.5 percent reported and 2.6 percent on a constant currency basis. Emerging markets revenue increased 5.4 percent in the second quarter on a reported basis and 11.0 percent at constant currency. Developed markets revenue grew 8.7 percent on a reported basis and 7.9 percent at constant currency.

Adjusted EBITDA of $238 million improved 8.1 percent on a reported basis and 6.7 percent on a constant currency basis, compared with the second quarter of 2015.

“We delivered another quarter of consistent revenue and earnings performance,” said Ari Bousbib, chairman and CEO, IMS Health. “We are looking forward to the pending merger with Quintiles and the benefits that will accrue to our customers, shareowners and employees.”

Second-quarter 2016 net income was $24 million compared to $47 million in last year’s second quarter, with the decline principally attributable to higher restructuring charges in 2016. Adjusted Net Income for the second quarter was $139 million, up 10.7 percent on a reported basis and 15.7 percent on a constant currency basis.

Diluted earnings per share was $0.07 in the second quarter, compared with $0.14 per share in the second quarter of 2015. Adjusted Diluted Earnings per Share of $0.41 increased 12.2 percent reported and 17.3 percent on a constant currency basis, reflecting the higher Adjusted Net Income and lower shares outstanding.

First-Half 2016 Operating Results

Revenue of $1,576 million for the first six months of 2016 increased 14.7 percent reported and 16.1 percent on a constant currency basis, compared with the first half of 2015. Excluding the first quarter impact of the Cegedim acquisition, which closed on April 1, 2015, revenue for the six months ended June 30, 2016 was up 8.6 percent on a constant currency basis.

Adjusted EBITDA of $474 million increased 8.7 percent on a reported basis and 8.0 percent on a constant currency basis, compared with the first half of 2015. First-half net income was $67 million, compared with net income of $345 million last year. Beginning in the first quarter of 2015, IMS Health has asserted that its non-U.S. earnings would be indefinitely reinvested outside the U.S., with the company no longer accruing taxes on those foreign earnings at the higher U.S. tax rate. This resulted in a $256 million non-cash income tax benefit in last year’s first quarter from a one-time reduction in the deferred tax liability. Adjusted Net Income, which excludes this one-time, non-cash tax benefit, increased to $279 million in this year’s first half, up 6.8 percent on a reported basis and 10.9 percent at constant currency.

Diluted earnings per share was $0.20 in the first half of 2016, compared with $1.01 per share in the prior-year period. Adjusted Diluted Earnings per Share of $0.83 in the first half increased 9.1 percent on a reported basis and 13.2 percent on a constant currency basis.

Financial Position

As of June 30, 2016, cash and cash equivalents were $368 million and the principal amount of debt was $4,565 million, resulting in net debt of $4,197 million. At the end of the second quarter, IMS Health’s Gross Leverage Ratio was 4.9 times trailing 12-month Adjusted EBITDA, compared with 4.8 times at December 31, 2015.

During the second quarter, IMS Health spent $25 million to repurchase 1.0 million shares of its common stock.

Cash Flow

Cash flow from operating activities was $111 million in the second quarter, compared with a strong $186 million in the second quarter of 2015, with the difference principally reflecting growth in accounts receivable and timing of cash flows related to loyalty card programs the company administers on behalf of its customers. Cash flows in these programs can fluctuate significantly from quarter to quarter. Capital expenditures and additions to deferred software of $53 million increased by $7 million versus the second quarter of 2015. Unlevered Free Cash Flow for the second quarter was $153 million, or 64 percent of Adjusted EBITDA.

2016 Full-Year and Third-Quarter Guidance

For the 2016 full year on a reported basis, IMS Health is increasing its revenue growth guidance by 1 percentage point to 10 to 12 percent, Adjusted EBITDA growth by 1 percentage point to 8.5 to 10.5 percent, Adjusted Net Income growth by 3 percentage points to 5 to 7 percent, and Adjusted Diluted Earnings per Share growth by 3 percentage points to 7 to 9 percent.

On a constant currency basis, IMS Health reaffirms full-year 2016 guidance for revenue to grow 10 to 12 percent and Adjusted EBITDA to grow 7.5 to 9.5 percent, and raises guidance on Adjusted Net Income and Adjusted Diluted Earnings per Share growth by 1.5 percentage points to 8 to 10 percent and 10 to 12 percent, respectively.

For the third quarter on a reported basis, IMS Health expects revenue and Adjusted EBITDA to grow by 8 to 9 percent, while Adjusted Net Income will decline 1 to 2 percent and Adjusted EPS will decline 0.5 to 1.5 percent.

On a constant currency basis, the company expects third-quarter revenue to grow by 7.5 to 8.5 percent, Adjusted EBITDA to grow by 4 to 5 percent, Adjusted Net Income to grow by 0 to 1 percent and Adjusted Diluted EPS to grow by 1.5 to 2.5 percent.

All reported guidance assumes that current foreign currency exchange rates hold constant through the end of 2016.

IMS Health reports results in U.S. dollars, but does business on a global basis. Exchange rate fluctuations affect the U.S. dollar value of foreign currency revenue and expenses and may have a significant effect on reported results. The discussion of IMS Health’s financial results in this release includes comparisons with the prior year in constant currency terms, using consistent exchange rates. Management believes this information facilitates comparison of underlying results over time.

Non-GAAP Measures

This release presents certain “non-GAAP Measures” and other statistical measures, including Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted Earnings per Share, Gross Leverage Ratio and Unlevered Free Cash Flow, because management believes these measures provide additional information regarding the company’s performance and its ability to service debt. In addition, management believes that these Non-GAAP Measures aid in assessing our operating performance trends on a more consistent basis from period to period because they exclude certain non-cash items, certain variable costs and certain other adjustments. The non-GAAP Measures are not presented in accordance with U.S. GAAP, and IMS Health’s computation of these non-GAAP Measures may vary from those used by other companies. These measures have limitations as an analytical tool, and should not be considered in isolation or as a substitute or alternative to net income or loss, operating income or loss, cash flows from operating activities, total indebtedness or any other measures of operating performance, liquidity or indebtedness derived in accordance with GAAP. Reconciliations of these non-GAAP Measures to the most directly comparable GAAP Measures and related notes are presented at the end of this release.

The non-GAAP Measures used in our full-year and second quarter guidance will differ from U.S. GAAP net income, earnings per share and net cash used in operating activities, respectively, in ways similar to those described in the reconciliations at the end of this press release.

Conference Call and Webcast

IMS Health’s management team will host a conference call and webcast to discuss the company’s second-quarter 2016 results at 9:00 a.m. Eastern Time on Wednesday, July 27, 2016. The audio and slide presentation for the call can be accessed live by webcast on IMS Health’s Investor Relations website at http://ir.imshealth.com. The discussion also will be available by dialing +1-800-694-4033 in the U.S. and Canada, or +1-303-223-4393 for international callers. A replay of the webcast will be available on the company’s Investor Relations site at http://ir.imshealth.com following the live call.

Forward-looking Statements

Reported numbers are preliminary and not final until the filing of IMS Health’s Form 10-Q for the quarter ended June 30, 2016 with the Securities and Exchange Commission and, therefore, remain subject to adjustment. This press release includes “forward-looking statements” including statements regarding future financial and operating results, especially those set forth under the heading “2016 Full-Year and Third-Quarter Guidance.” The words “guidance,” “ongoing,” “believes,” “expects,” “may,” “will” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements are not guarantees that the future results, plans, intentions or expectations expressed or implied will be achieved. Matters subject to forward-looking statements involve known and unknown risks and uncertainties, including regulatory, competitive and other factors, which may cause actual financial or operating results or the timing of events to be materially different than those expressed or implied by forward-looking statements. Important factors that could cause or contribute to such differences include, but are not limited to: imposition of restrictions on our use of data by data suppliers or their refusal to license data to us; failure to meet our productivity objectives; failure to successfully invest in growth opportunities; imposition of restrictions on our current and future activities under data protection and privacy laws; breaches or misuse of our or our outsourcing partners’ security or communications systems; hardware and software failures, delays in the operation of our computer and communications systems or the failure to implement system enhancements; consolidation in the industries in which our clients operate; our ability to protect our intellectual property rights and our susceptibility to claims by others that we are infringing on their intellectual property rights; the risks associated with operating on a global basis, including fluctuations in the value of foreign currencies relative to the U.S. dollar, and the ability to successfully hedge such risks; general economic conditions in the markets in which we operate, including financial market conditions; our ability to successfully integrate, and achieve expected benefits from, our acquired businesses; and the other factors set forth in the “Risk Factors” section included in Part I, Item 1A of our most recent annual report on Form 10-K on file with the SEC and any subsequent SEC filings. We undertake no obligation to publicly update any forward-looking statements whether as a result of new information, future developments or otherwise, except as required by law.

About IMS Health

IMS Health is a leading global information and technology services company providing clients in the healthcare industry with end-to-end solutions to measure and improve their performance. Our 7,000 services experts connect configurable SaaS applications to 15+ petabytes of complex healthcare data in the IMS One™ cloud platform, delivering unique insights into diseases, treatments, costs and outcomes. The company’s 15,000 employees blend global consistency and local market knowledge across 100 countries to help clients run their operations more efficiently. Customers include pharmaceutical, consumer health and medical device manufacturers and distributors, providers, payers, government agencies, policymakers, researchers and the financial community.

As a global leader in protecting individual patient privacy, IMS Health uses anonymous healthcare data to deliver critical, real-world disease and treatment insights. These insights help biotech and pharmaceutical companies, medical researchers, government agencies, payers and other healthcare stakeholders to identify unmet treatment needs and understand the effectiveness and value of pharmaceutical products in improving overall health outcomes. Additional information is available at www.imshealth.com.

IMSFIN

Table 1 IMS Health Holdings, Inc. Income Statement (Preliminary and unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in millions, except per share data)	2016	2015	2016	2015
Revenue	$802	$742	$1,576	$1,374
Information	383	374	759	728
Technology services	419	368	817	646
Operating costs of information, exclusive of depreciation and amortization	175	169	335	326
Direct and incremental costs of technology services, exclusive of depreciation and amortization	240	195	462	333
Selling and administrative expenses, exclusive of depreciation and amortization	168	180	345	317
Depreciation and amortization	88	81	175	177
Severance, impairment and other charges	52	21	67	34
Operating Income	79	96	192	187
Interest income	1	1	2	1
Interest expense	(47)	(43)	(93)	(80)
Other income (loss), net	(2)	6	(7)	10
Non-Operating Loss, Net	(48)	(36)	(98)	(69)
Income before income taxes	31	60	94	118
(Provision for) benefit from income taxes	(7)	(13)	(27)	227
Net Income	$24	$47	$67	$345
Earnings per Share Attributable to Common
Stockholders:
Basic	$0.07	$0.14	$0.20	$1.03
Diluted	$0.07	$0.14	$0.20	$1.01
Weighted-Average Common Shares
Outstanding:
Basic	328.8	331.6	328.7	333.6
Diluted	335.5	340.0	335.6	342.6

Table 2 IMS Health Holdings, Inc. Condensed Balance Sheet (Preliminary and unaudited)

	June 30,	December 31,
(in millions)	2016	2015
Assets:
Cash and cash equivalents	$368	$396
Accounts receivable, net	557	508
Property, plant and equipment, net	175	167
Computer software, net	334	309
Goodwill & other identifiable intangibles	6,158	5,782
Other current & long-term assets	347	297
Total Assets	$7,939	$7,459

Liabilities and Stockholders’ Equity:
Liabilities:
Accounts payable, accrued & other current liabilities, &
deferred revenues	$942	$974
Postretirement and postemployment benefits	109	109
Long-term deferred tax and other liabilities	643	609
Debt	4,499	4,195
Total Liabilities	6,193	5,887

Stockholders’ Equity:
Total Stockholders’ Equity	1,746	1,572

Total Liabilities and Stockholders’ Equity	$7,939	$7,459

Table 3 IMS Health Holdings, Inc. Condensed Statement of Cash Flows (Preliminary and unaudited)

	Six Months Ended
	June 30,
(in millions)	2016	2015
Cash Flows from Operating Activities:
Net Income	$67	$345
Adjustments to Reconcile Net Income to Net Cash
Provided by Operating Activities:
Depreciation and amortization	175	177
Deferred income taxes	(11)	(270)
Non-cash stock-based compensation charges	15	14
Loss on Venezuela remeasurement	2	7
Other	(10)	(22)
Change in assets and liabilities, excluding effects from
acquisitions and dispositions:
Changes in current assets and liabilities	(122)	(32)
Changes in long-term assets and liabilities	(20)	(4)
Net Cash Provided by Operating Activities	96	215

Cash Flows from Investing Activities:
Capital expenditures	(32)	(25)
Additions to computer software	(60)	(53)
Payments for acquisitions of businesses, net of cash acquired	(279)	(373)
Other investing activities, net	(1)	—
Net Cash Used in Investing Activities	(372)	(451)

Cash Flows from Financing Activities:
Net Cash Provided by Financing Activities	241	203

Effect of Exchange Rate Changes on Cash and Cash Equivalents	7	(9)
Decrease in Cash and Cash Equivalents	(28)	(42)
Cash and Cash Equivalents, Beginning of Period	396	390
Cash and Cash Equivalents, End of Period	$368	$348

Table 4 IMS Health Holdings, Inc. Net Income to Adjusted EBITDA Reconciliation (Preliminary and unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2016	2015	2016	2015
Net Income	$24	$47	$67	$345
Provision for (benefit from) income taxes	7	13	27	(227)
Other (income) loss, net	2	(6)	7	(10)
Interest expense	47	43	93	80
Interest income	(1)	(1)	(2)	(1)
Depreciation and amortization	88	81	175	177
Deferred revenue purchase accounting adjustments	2	2	3	3
Stock-based compensation charges(1)	8	8	15	14
Restructuring and related charges(2)	51	21	67	35
Merger and acquisition-related charges(3)	10	11	22	19
Secondary offering expenses	—	1	—	1
Adjusted EBITDA	$238	$220	$474	$436
Depreciation and amortization	(34)	(35)	(68)	(69)
Interest expense, net	(46)	(42)	(91)	(79)
Royalty hedge gain (loss)	(3)	6	(1)	13
Cash tax payments, net of refunds(4)	(16)	(24)	(35)	(40)
Adjusted Net Income	$139	$125	$279	$261

(1)	Stock-based compensation charges are included in Operating costs of information, Direct and incremental costs of technology services and Selling and administrative expenses as follows:
	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in millions)	2016	2015	2016	2015
Operating costs of information	$2	$—	$3	$1
Direct and incremental costs of technology services	—	1	1	1
Selling and administrative expenses	6	7	11	12
(2)	Restructuring and related charges includes severance and impairment charges and the cost of employee and third-party charges related to dual running costs for knowledge transfer activities. Dual running costs for knowledge transfer activities of less than $1 million for both the three months ended June 30, 2016 and 2015, and less than $1 million and $1 million for the six months ended June 30, 2016 and 2015, respectively, are included primarily in Operating costs of information and Selling and administrative expenses.
(3)	Merger and acquisition-related charges are included primarily in Selling and administrative expenses.
(4)	The Company currently presents Adjusted Net Income on a cash tax basis as it believes this presentation better reflects the Company’s utilization of its existing assets to generate income as it expects its deferred tax assets to be available to offset U.S. taxable income for the foreseeable future. Following the closing of the merger with Quintiles Transnational Holdings Inc., the combined company will conform how the two legacy companies present non-GAAP metrics.

Table 5 IMS Health Holdings, Inc. Net Income to Adjusted Net Income Reconciliation (Preliminary and unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions, except per share data)	2016	2015	2016	2015
Net Income	$24	$47	$67	$345
Provision for (benefit from) income taxes	7	13	27	(227)
Amortization associated with purchase accounting	54	46	107	108
Deferred revenue purchasing accounting adjustments	2	2	3	3
Stock-based compensation charges(1)	8	8	15	14
Restructuring and related charges(2)	51	21	67	35
Merger and acquisition-related charges(3)	10	11	22	19
Secondary offering expenses	—	1	—	1
Other (income) loss, net	2	(6)	7	(10)
Adjusted Pre Tax Income	$158	$143	$315	$288
Royalty hedge gain (loss)	(3)	6	(1)	13
Cash tax payments, net of refunds	(16)	(24)	(35)	(40)
Adjusted Net Income	$139	$125	$279	$261

Adjusted Earnings per Share Attributable to
Common Shareholders:
Basic	$0.42	$0.38	$0.85	$0.78
Diluted	$0.41	$0.37	$0.83	$0.76
Weighted-Average Common Shares
Outstanding:
Basic	328.8	331.6	328.7	333.6
Diluted	335.5	340.0	335.6	342.6

(1)	Stock-based compensation charges are included in Operating costs of information, Direct and incremental costs of technology services and Selling and administrative expenses as follows:
	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in millions)	2016	2015	2016	2015
Operating costs of information	$2	$—	$3	$1
Direct and incremental costs of technology services	—	1	1	1
Selling and administrative expenses	6	7	11	12

(2)	Restructuring and related charges includes severance and impairment charges and the cost of employee and third-party charges related to dual running costs for knowledge transfer activities. Dual running costs for knowledge transfer activities of less than $1 million for both the three months ended June 30, 2016 and 2015, and less than $1 million and $1 million for the six months ended June 30, 2016 and 2015, respectively, are included primarily in Operating costs of information and Selling and administrative expenses.
(3)	Merger and acquisition-related charges are included primarily in Selling and administrative expenses.

Table 6 IMS Health Holdings, Inc. Net Cash Provided by Operating Activities to Unlevered Free Cash Flow (Preliminary and unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2016	2015	2016	2015
Net Cash Provided by Operating Activities	$111	$186	$96	$215
Capital expenditures	(19)	(16)	(32)	(25)
Additions to computer software	(34)	(30)	(60)	(53)
Free Cash Flow	$58	$140	$4	$137
Cash interest payments	53	44	86	75
Cash tax payments, net of refunds	16	24	35	40
Merger and acquisition-related charges(1)	10	11	22	19
Secondary offering expenses	—	1	—	1
Severance, transaction & other payments	14	10	43	17
FX hedge (receipts) payments	2	(11)	—	(13)
Unlevered Free Cash Flow	$153	$219	$190	$276

(1)	Merger and acquisition-related charges and Sponsor monitoring fees are included in Selling and administrative expenses.

Table 7 IMS Health Holdings, Inc. Calculation of Gross Leverage Ratio as of June 30, 2016 (Preliminary and unaudited)

(in millions)
Gross Debt as of June 30, 2016	$4,565
Adjusted EBITDA for the year ended December 31, 2015	886
Less: Adjusted EBITDA for the six months ended June 30, 2015	(436)
Add: Adjusted EBITDA for the six months ended June 30, 2016	474
Adjusted EBITDA for the twelve months ended June 30, 2016	$924
Gross Leverage Ratio (Gross Debt/LTM Adjusted EBITDA)	4.9x

Table 8 IMS Health Holdings, Inc. Non-GAAP Adjustments By Income Statement Line Items (Preliminary and Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2016	2015	2016	2015
Non-GAAP adjustments included in:
Operating costs of information, exclusive of depreciation and amortization	2	1	3	2
Direct and incremental costs of technology services, exclusive of depreciation and amortization	1	1	2	1
Selling and administrative expenses, exclusive
of depreciation and amortization	15	19	32	33

CONTACT:
IMS Health Holdings, Inc.
Tom Kinsley, +1-203-448-4691
Investor Relations
tkinsley@imshealth.com
or
Tor Constantino, +1-484-567-6732
Media Relations
tconstantino@us.imshealth.com